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                                                                    EXHIBIT 23.2

                       Consent Of Independent Accountants

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of GelTex Pharmaceuticals, Inc. of our report dated February 22, 2000 relating to the financial statements of RenaGel LLC, which appears in GelTex Pharmaceuticals, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

                                          /s/ PricewaterhouseCoopers LLP


Boston, Massachusetts
June 29, 2000